Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Settlement Agreement”) is made as of this 31st day of July, 2006, by and between Prescient Applied Intelligence, Inc., a Delaware corporation (“Prescient”), TAK Investments, LLC., a Delaware limited liability company, and Healthcare BPO Partners, a Texas limited partnership (“Healthcare BPO”). Unless otherwise stated herein or the context otherwise requires, TAK Investments, LLC and Healthcare BPO are hereinafter referred to as “TAK”.

RECITALS

WHEREAS, TAK Investments, LLC, Prescient and certain holders of Prescient’s Series F Preferred Stock entered into a Common Stock and Warrant Purchase Agreement, dated as of May 4, 2005 (“Purchase Agreement”), whereby TAK Investments, LLC purchased, for and in consideration for the payment to Prescient of a total of $2.25 million, a total of 5,117,976 shares of Common Stock of Prescient (“Original Shares”), and Warrants to purchase 1,534,091 shares of Common Stock (“Original Warrant”);

WHEREAS, concurrent with the execution of the Purchase Agreement, Prescient and Healthcare BPO, an affiliate of TAK Investments, LLC, entered into a Remote Outsourcing Agreement, dated as of May 4, 2005 (the “Outsourcing Agreement”), pursuant to which Healthcare BPO agreed to provide certain outsourcing services to Prescient;

WHEREAS, as a result of Prescient’s inability to complete a subsequent equity financing, Prescient issued, under the terms of the Purchase Agreement, an additional 5,113,636 shares of Common Stock to TAK Investments, LLC (“Additional Shares”), and lowered the exercise price of the Original Warrant to $0.50 per share;

WHEREAS, a dispute has arisen between Prescient, and TAK with respect to the Outsourcing Agreement, among other issues;

WHEREAS, Prescient and Tak have agreed to the resolution of such dispute as more fully set forth herein, which resolution requires the approval of 2/3 of the issued and outstanding Series E preferred shares, par value $.001, of the Company (the “Series E Approval”).

NOW, THEREFORE, in order to fully and finally resolve their disputes, and in consideration of the mutual promises, covenants, and conditions herein contained, Prescient and TAK agree as follows:

AGREEMENT

1. Exchange of Documents. Effective upon the execution of this Settlement Agreement by all parties and the Series E Approval, Prescient shall deliver to TAK (i) a Promissory Note, in a principal amount which shall be $2,547,980 if such Promissory Note is executed and delivered on August 1, 2006 and which principal amount will increase by $432 dollars every day thereafter until such Promissory Note is executed and delivered, a form of which is attached hereto as Exhibit A (the “Note”); (ii) a Security and Subordination Agreement, a form of which is attached hereto as Exhibit B (the “Security Agreement”); and (iii) a Common Stock Purchase Warrant, a form of which is attached hereto as Exhibit C (the “Warrant”), and TAK shall deliver to Prescient (y) certificates representing the Original Shares and the Additional Shares; and (z) the Original Warrant.

2. Termination of Purchase Agreement and Outsourcing Agreement. Effective upon the Series E Approval and the execution of this Settlement Agreement and delivery of the documents set forth in Section 1 above, the Purchase Agreement and Outsourcing Agreement shall terminate and be of no further force and effect; provided, however, nothing in this Settlement Agreement shall affect the rights and obligations of any other parties to the Purchase Agreement. As a result of the foregoing, neither party to this Settlement Agreement shall have any obligation or liability to the other under the terms of the Purchase Agreement or Outsourcing Agreement.

3. Termination of Original Shares and Original Warrant. The parties agree and acknowledge that upon the delivery, and as a result of such delivery, to Prescient by TAK of certificates representing the Original Shares and the Additional Shares, and the Original Warrant, TAK shall have no rights as a shareholder of Prescient, based on ownership of the Original Shares, the Additional Shares, or rights under the Warrant, and the Original Shares, Additional Shares and Original Warrant shall be cancelled on the books and records of Prescient, and the same may be maintained by the transfer agent for Prescient’s issued shares of Common Stock.

4. Release by TAK. Upon the i) Series E Approval and ii) the execution by Prescient and delivery to Tak of this Settlement Agreement, the Note, the Security Agreement and the Warrant (collectively, the “Settlement Documents”), TAK shall release and forever discharge Prescient and each of its parents, subsidiaries, affiliates, predecessors, successors, past and present officers, directors, and employees (in their representative capacities on behalf of Prescient), and assigns from all claims, damages, actions, obligations, attorneys fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature, at law and equity, whether known or unknown, suspected or unsuspected, whether arising out of, or in connection with the Purchase Agreement, the Outsourcing Agreement, or otherwise (hereinafter the “TAK Claims”), except that the Tak Claims shall not include any claims, damages, actions, obligations, attorneys fees, indemnities, subrogations, duties, demands, controversies or liabilities arising out of or in connection with the Settlement Documents. Except insofar as may be necessary to enforce its rights pursuant to the Settlement Documents, TAK covenants with Prescient that it will forever refrain from instituting, pursuing or in any way asserting in any jurisdiction, federal, state or local, foreign or domestic, any TAK Claim which exists or has existed or may hereafter exist, and that the Settlement Documents constitute a full and complete defense to any such claim, demand, action or other proceeding which may be brought by or on behalf of TAK.

5. Release by Prescient: Upon the i) Series E Approval and ii) the execution by Tak and delivery to Prescient of the Settlement Documents, Prescient shall release and forever discharge TAK and each of its parents, subsidiaries, affiliates, predecessors, successors, past and present officers, directors, members and employees (in their representative capacities on behalf of TAK), and assigns from all claims, damages, actions, obligations, attorneys fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature, at law and equity, whether known or unknown, suspected or unsuspected, whether arising out of, or in connection with, the Purchase Agreement, the Outsourcing Agreement or otherwise (hereinafter the “Prescient Claims”), except that the Prescient Claims shall not include any claims, damages, actions, obligations, attorneys fees, indemnities, subrogations, duties, demands, controversies or liabilities arising out of or in connection with the Settlement Documents. Except insofar as may be necessary to enforce its rights pursuant to the Settlement Agreements, Prescient covenants with TAK that it will forever refrain from instituting, pursuing or in any way asserting in any jurisdiction, federal, state or local, foreign or domestic, any Prescient Claim which exists, has existed or may hereafter exist, and that the Settlement Documents constitute a full and complete defense to any such claim, demand, action or other proceeding which may be brought by or on behalf of Prescient.

6. Mutual Representations, Covenants and Warranties: Each of the parties to this Settlement Agreement represents, warrants and agrees as follows:

(a) Each party has received independent legal advice from its attorneys with respect to each of the matters contained herein, including the advisability of making the settlement provided for herein, and the advisability of executing this Settlement Agreement.

(b) No party (nor any officer, agent, partner, employee, representative, or attorney of or for any party) has made any statement or representation to any other party regarding any fact relied upon in entering into this Settlement Agreement, and no party is relying upon any statement, representation or promise of any other party (or of any officer, agent, employee, representative, or attorney for any other party) in executing this Settlement Agreement, except as expressly stated in this Settlement Agreement.

(c) Each party to this Settlement Agreement has made such investigation of the facts pertaining to this settlement and this Settlement Agreement and of all the matters pertaining thereto as it deems necessary.

(d) Each party or responsible officer or agent thereof has read this Settlement Agreement and understands the contents hereof.

(e) Each term of this Settlement Agreement is contractual and not merely a recital.

(f) Each of the parties is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters referenced in this Settlement Agreement. Nevertheless, it is the intention of the parties to fully, finally and forever settle and release the TAK Claims and the Prescient Claims described herein. In furtherance of such intention, the releases given herein shall be and remain in effect notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

(g) Each of the parties hereto represents and warrants that there has been no assignment, sale or transfer, by operation of law or otherwise, of any claim, right, cause of action, demand, obligation, liability or interest released by any of them as provided herein.

7. Series E Approval: Prescient covenants and agrees that it shall as soon as reasonably possible, but in no event later than ten (10) days after the execution of this Settlement Agreement, give all required notices and complete all required filings and actions required in order to obtain the Series E Approval. Prescient agrees to provide TAK a copy of all such filings and notices promptly after making such filing or delivering such notice.

8. No Adverse Construction: This Settlement Agreement and the releases and other terms provided for herein are made, executed, given and accepted as part of a compromise and settlement of disputed claims. No provision(s) of this Settlement Agreement, nor any acceptance of the benefits thereof, by or on behalf of any of the parties hereto, shall be construed or deemed to be evidence of an admission of any fact, matter, thing or liability of any kind to any other party. Each of the parties hereto denies any liability of any kind to any other party for any purpose, and this settlement is made solely and entirely as a compromise and for the purpose of fully and finally resolving the disputed matters referred to herein. Neither this Settlement Agreement nor any term(s) hereof shall be offered or received as evidence in any proceeding in any forum as an admission of any liability or wrongdoing on the part of any of the parties hereto.

9. Waiver of Costs: Except for those costs already paid by one party to the other and for up to $100,000 of expenses incurred in connection with the Outsourcing Agreement as set forth in the Note, each party hereto shall be responsible for its own attorneys’ fees incurred to date and/or accrued by it in connection with the matters related hereto and specifically waives any and all claim(s) against any other party hereto for the recovery of the same.

10. Attorneys Fees: In the event of any litigation arising under or concerning the enforcement of the Settlement Documents, the prevailing party shall be entitled to recover attorneys’ fees and costs from the non-prevailing party in such litigation.

11. Entire Settlement Agreement: This Settlement Agreement and the Settlement Documents are the entire agreements between the parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous oral and written agreements and discussions between or among any of them. The parties hereto acknowledge and agree that there are no conditions, covenants, agreements or understandings between or among any of them except as set forth in this Settlement Agreement and the Settlement Documents. This Settlement Agreement may be amended only by a further writing signed by the party to be charged.

12. Governing Law: This Settlement Agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of choice of law or conflicts of law.

13. Counterparts: This Settlement Agreement may be signed in counterparts and by facsimile.

14. Headings: Captions and paragraph headings used herein are for convenience only and are not a part of this Settlement Agreement. Such headings shall not be used in construing this Settlement Agreement.

IN WITNESS WHEREOF, this Settlement Agreement and Mutual Release has been executed by and/or on behalf of the parties as set forth below.

DATED: 7/31/06	PRESCIENT APPLIED INTELLIGENCE, INC.

	By:	/s/ Jane F. Hoffer
Its:

DATED: 7/31/06	TAK INVESTMENTS, LLC

	By:	/s/ Sharad Tak
Its:

DATED: 7/31/06	HEALTHCARE BPO PARTNERS

	By:	/s/ Sharad Tak
Its:

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